Exhibit 1

                             JAY J. SHAPIRO, C.P.A.
                           A Professional Corporation
                             16501 Ventura Boulevard
                                    Suite 650
                                Encino, CA 91436
                     Tel. (818) 990-4878 Fax (818) 990-4944



May 13, 1997

Mr. Art Newberger, Chief Executive Officer
Digital Technologies Media Group, Inc.
15840 Ventura Boulevard, #310
Encino, CA 91436

Dear Mr. Newberger:

I have not received an appropriate response to my letter dated April 30, 1997, and accordingly hereby terminate my professional relationship with your company. Please comply with Paragragh # 6 of our engagement contract and remit the sum of $4,405.00 immediately.

This  is  to  confirm  that  the  client-auditor  relationship  between  Digital
Technologies Media Group, Inc. and JAY J. SHAPIRO, C.P.A., a professional corporation has ceased.


Sincerely,


Jay J. Shapiro

JJS/aar

cc: Chief Accountant- Securities and Exchange Commission
      Director-AICPA,SECPS



                                        4